Exhibit 32.1



                               FORD MOTOR COMPANY

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, William Clay Ford, Jr., the Chairman of the Board and Chief Executive Officer of Ford Motor Company (the "Company"), hereby certify pursuant to Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of title 18 of the United States Code that:

     1. the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, as amended by the Form 10-Q/A to which this statement is filed as an exhibit (the "Report"), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period ending June 30, 2004.




                                            /s/William Clay Ford, Jr.
                                           ---------------------------
                                            William Clay Ford, Jr.
                                            Chairman of the Board and
                                             Chief Executive Officer

      Dated:  August 30, 2004